                                                                    EXHIBIT 99.1

ENTEGRIS LOGO




FOR IMMEDIATE RELEASE

                                                        CONTACT:  Heide Erickson
                                                  Director of Investor Relations
                                                                    612/556-8051
                                                     heide_erickson@entegris.com



          ENTEGRIS REPORTS ANOTHER QUARTER OF RECORD SALES AND EARNINGS

                    Outlook for Fiscal 2001 Remains Positive

CHASKA, Minn., Dec.20, 2000--Entegris, Inc. (Nasdaq: ENTG), the materials integrity management company, today reported record, all-time high quarterly revenues of $102.6 million for its first quarter ended November 25, 2000. Revenues jumped 43 percent from first quarter fiscal 2000 revenue levels of $71.8 million. Record net income increased to $18.1 million for the quarter or 25 cents per diluted share, compared with $8.6 million or 13 cents per diluted share for the first quarter of fiscal 2000, on a pro forma basis, excluding a one-time gain.

"This was an exceptional quarter for Entegris, as we continued to meet the semiconductor industry's need for the protection and transportation of its critical materials," said Stan Geyer, chief executive officer. "This is the second time we are reporting financial results as a public company and for the second time we are reporting the highest sales, operating income and net income in our 34-year history. This success would not have been possible without our extraordinary employees and their efforts."

"Our unit volumes reached new highs this past quarter and we have continued to experience strong sales and order levels over the last weeks," said Jim Dauwalter, president and chief operating officer. "Industry analysts have become more cautious in their outlook for semiconductor industry growth for calendar year 2001. However, as the world's leading materials integrity management provider, we anticipate second quarter revenue performance similar to the first quarter and a healthy sales increase of about 15 percent on a fiscal year basis, which would provide a very strong comparison to our record fiscal year 2000 results," said Dauwalter. "Since Entegris protects and transports the industry's valuable inventory, most of our business is driven by silicon consumption, chemical usage, and IC unit production which historically continues to be strong even when capital equipment spending levels off. This, coupled with our strong 300mm product offering and the expectation that our customers' 300mm plans will

                                    - more -
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ENTEGRIS ANNOUNCES RECORD SALES AND EARNINGS........................Page 2 of 2

accelerate, renders this positive outlook for Entegris. We have historically outperformed semiconductor equipment providers during slowdown phases in the industry," concluded Dauwalter.

Gross margins, improved 7.1 percentage points to 51.2 percent in the first quarter of fiscal 2001 compared to first quarter 2000 results of 44.1 percent. Capacity absorption, driven by record sales levels, provided the majority of the gross margin improvement.

"Gross margins improved again to levels never achieved in our history, largely through the work we have accomplished over the last year, including the completion of the merger of Fluoroware and EMPAK into Entegris," said Jim Dauwalter. "Our ability to respond to customers has improved and allowed us to leverage our combined technical advantages as well as our human resources. Therefore, we continue to expect year-over-year improvement in gross profit and operating margins for our fiscal year 2001," concluded Dauwalter.

The company also announced that it changed its accounting for reporting inventory from the LIFO to the FIFO method. "Our decision reflects our assessment that FIFO accounting better reflects our cost of sales in light of our significant improvements in capacity utilization," said John Villas, chief financial officer.



Investors will have the opportunity to listen to the conference call at 4:30 p.m. EST over the Internet at http://www.entegris.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

FORWARD-LOOKING STATEMENTS
Certain information in this news release does not relate to historical financial information and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the company's actual results in the future to differ materially from its historical results and those presently anticipated or projected.

Among these risks and uncertainties are general economic conditions, cyclical nature of the semiconductor industry, and risks associated with the acceptance of new products. Other factors that could cause the company's results to differ materially from those contained in its forward looking statements are included in the 10K filed in November 2000 and other documents filed by the company with the Securities and Exchange Commission.

ABOUT ENTEGRIS
Entegris products and services transport the critical materials that enable the world's leading technologies. Entegris is a leading materials integrity management company providing products and services used from production to consumption in the semiconductor, data storage, chemical processing, pharmaceutical and other key technology-driven industries worldwide.

Entegris is headquartered in Chaska, Minnesota, USA and has manufacturing facilities in the United States, Germany, Japan, Malaysia and South Korea and is ISO 9001 certified. Through strategic alliances with Metron Technology, Marubeni and other distributors, Entegris provides customer support on six continents. Additional information can be found at www.entegris.com.

                                      # # #

ENTEGRIS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

                                              November 25,      November 27,
                                                  2000              1999
                                             --------------------------------
ASSETS
Cash and cash equivalents                     $    117,208   $       29,616
Accounts receivable                                 72,622           48,924
Inventories                                         47,357           40,664
Other current assets                                12,430           12,189
                                             --------------------------------
      Total current assets                         249,617          131,393
Property, plant and equipment                      104,002          118,244
Other assets                                        24,501           18,243
                                             --------------------------------
      Total assets                            $    378,120   $      267,880
                                             ================================

LIABILITIES AND
SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities                           $              $
                                                    69,821           66,166
Long-term debt                                      10,193           52,956
Other long-term liabilities                         13,701           11,187
Redeemable common stock                                  -          178,364
Shareholders' equity                               284,405          (40,793)
                                             --------------------------------
      Total liabilities and shareholders'
          equity (deficit)                   $     378,120   $      267,880
                                             ================================

ENTEGRIS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)

                                                                            Quarter ended
                                                                     November 25,    November 27,
                                                                         2000            1999
                                                                   ---------------------------------
Net sales                                                            $    102,639    $    71,816
Cost of sales                                                              50,087         40,135
                                                                   ---------------------------------
     Gross profit                                                          52,552         31,681
Selling, general and administrative expenses                               21,235         15,034
Engineering, research and development expenses                              3,533          3,503
                                                                   ---------------------------------
     Operating profit                                                      27,784         13,144
Interest (income) expense, net                                             (1,459)         1,085
Other expense (income), net                                                    80         (6,098)
                                                                   ---------------------------------
     Income before income taxes and other items below                      29,163         18,157
Income tax expense                                                         11,081          6,181
Equity in net income of affiliates                                           (738)          (296)
Minority interest in subsidiaries' net income                                 708            218
                                                                   ---------------------------------
     Net income                                                            18,112         12,054
Market value adjustment to redeemable common stock                              -        (32,794)
                                                                   ---------------------------------
     Net income (loss) applicable to nonredeemable common
     shareholders                                                     $    18,112     $  (20,740)
                                                                   =================================

Earnings (loss) per nonredeemable common share:
     Basic:                                                           $      0.26   $      (0.56)
     Diluted:                                                         $      0.25   $      (0.56)

Weighted shares outstanding:
     Basic                                                                 68,362         37,036
     Diluted                                                               72,838         37,036

----------------------------------------------------------------------------------------------------

Proforma earnings per common share (1):
     Basic:                                                           $      0.26   $      0.20
     Diluted:                                                         $      0.25   $      0.19

Weighted shares outstanding:
     Basic                                                                 68,362         60,000
     Diluted                                                               72,838         64,447

(1) The proforma data presented gives retroactive effect to the reclassification of redeemable common shares no longer redeemable upon consummation of the Company's initial public offering in July 2000.

ENTEGRIS, INC.
CONSOLIDATED BALANCE SHEETS
Restated to Reflect Change from LIFO to FIFO
Fiscal 2000 - By Quarter  (Amounts in thousands)

                                                               Q1 '00        Q2 '00        Q3 '00        Q4 '00
                                                         --------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                   29,616        25,029        33,247       102,973
   Accounts receivable                                         37,357        38,083        38,225        41,325
   Accounts receivable, affiliates                             11,567        19,278        21,055        22,803
   Inventories                                                 40,664        38,869        37,699        41,976
   Deferred tax assets and refundable income taxes              6,450         6,241         6,727         7,996
   Other current assets                                         5,739         5,805         6,787         4,341
                                                         --------------------------------------------------------
         Total current assets                                 131,393       133,305       143,740       221,414
                                                         --------------------------------------------------------

Property, plant and equipment, net                            118,244       112,200       110,529       107,733

Other assets:
     Investments in affiliates                                  8,773        13,576        14,999        14,452
     Intangible assets                                          7,308         8,389         8,064         7,162
     Investments in marketable securities                         814         1,067         1,148         1,288
     Other                                                      1,348         1,740         1,422         1,319
                                                         --------------------------------------------------------

         Total assets                                         267,880       270,277       279,902       353,368
                                                         ========================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt                         6,497         6,336         6,476         1,828
   Current maturities of capital lease obligations              2,549         2,430         2,074             -
   Short-term borrowings                                        9,203         8,021         8,069         8,311
   Accounts payable                                            12,086        14,162        15,205        21,849
   Accrued liabilities                                         26,325        28,723        31,044        30,556
   Income tax payable                                           9,506         1,812             -             -
                                                         --------------------------------------------------------
         Total current liabilities                             66,166        61,484        62,868        62,544
                                                         --------------------------------------------------------

Long-term debt, less current maturities                        47,868        46,274        44,597        10,822
Capital lease obligations,  less current maturites              5,088         4,496         3,489             -
Deferred tax liabilities                                        6,237        10,582        10,243         9,146
Minority interest of subsidiaries                               3,350         3,755         4,265         4,012
Redeemable ESOT common stock                                  178,364       202,980       183,609             -

Stockholders' equity (deficit):
   Common stock                                                   184           368           368           683
   Additional paid-in capital                                  15,066        14,962        15,039       114,003
   Retained earnings (deficit)                                (54,399)      (74,394)      (44,489)      152,091
   Accumulated other comprehensive gain (loss)                    (44)         (230)          (87)           67
                                                         --------------------------------------------------------
         Total shareholders' equity (deficit)                 (39,193)      (59,294)      (29,169)      268,444
                                                         --------------------------------------------------------

         Total liabilities and shareholders' equity
          (deficit)                                           267,880       270,277       279,902       353,368
                                                         ========================================================

ENTEGRIS, INC.

RESULTS OF OPERATIONS
Restated to Reflect Change from LIFO to FIFO
Fiscal 2000 - By Quarter  (Amounts in thousands, except per share amounts)

                                           Q1 '00(1)     Q2 '00(1)     Q3 '00(1)     Q4 '00(1)     Full Year
                                                                                                     (1&2)
                                        -----------------------------------------------------------------------
Net sales                                    $71,816       $84,846       $90,991       $95,812      $343,465
Cost of sales                                 40,135        46,688        47,310        48,890       183,023
                                        -----------------------------------------------------------------------
      Gross profit                            31,681        38,158        43,681        46,922       160,442
Selling, general and
   administrative expenses                    15,034        18,631        19,913        19,715        73,293
Engineering, research and
   development expenses                        3,503         3,642         3,468         4,428        15,041
                                        -----------------------------------------------------------------------
      Operating profit                        13,144        15,885        20,300        22,779        72,108
Interest (income) expense, net                 1,085           935           758          (356)        2,422
Other (income) expense, net                   (6,098)         (184)         (249)        1,586        (4,945)
                                        -----------------------------------------------------------------------
Income before income taxes
   and other items below                      18,157        15,134        19,791        21,549        74,631
Income tax expense                             6,181         4,960         7,924         7,689        26,754
Equity in net income of affiliates              (296)         (286)         (532)         (580)       (1,694)
Minority interest in subsidiaries'
   net income (loss)                             218           130           385          (244)          489
                                        -----------------------------------------------------------------------
      Net income before extraordinary
         item                                 12,054        10,330        12,014        14,684        49,082
Extraordinary loss on extinguishment
   of debt, net of taxes                           -             -             -        (1,149)       (1,149)
                                        -----------------------------------------------------------------------
      Net income                             $12,054       $10,330       $12,014       $13,535       $47,933
                                        =======================================================================

Proforma earnings per share - diluted:
     Basic                                     $0.20         $0.17         $0.21         $0.21         $0.79
     Diluted                                   $0.19         $0.16         $0.19         $0.20         $0.73

Weighted shares outstanding:
     Basic                                    60,000        59,647        58,442        63,325        60,354
     Diluted                                  64,447        64,950        64,134        68,081        65,403

NOTES:

1. The above table does not reflect the market value adjustments to redeemable common stock.

2. Basic and diluted earnings per share figures for Q4-FY 2000 and FY 2000 include a $0.02 per share charge associated with an extraordinary loss related to the early repayment of debt.